Triple-S Management Corporation
1441 F.D. Roosevelt Ave.
San Juan, PR 00920
www.triplesmanagement.com

FOR FURTHER INFORMATION:

INVESTOR RELATIONS:
Kathy Waller
AllWays Communicate, LLC
(312) 543-6708

Triple-S Management Corporation Announces Departure of CFO, Juan José Román

SAN JUAN, Puerto Rico, June 21, 2011 – Triple-S Management Corporation (NYSE:GTS), one of the leading managed care companies in Puerto Rico, today announced the departure of Juan José Román, Vice President of Finance and Chief Financial Officer. Mr. Román, who has accepted a position in the financial services industry, will remain in his current role at Triple-S until July 15, 2011. The Company has commenced a search for his replacement.

Ramón M. Ruiz-Comas, President and Chief Executive Officer of Triple-S Management Corporation, said, “We thank Juan José for his many years of valuable service and significant contributions to Triple-S, especially the execution of our initial public offering, the establishment of a strong finance team and our increased visibility in the investment community.”

Ruiz-Comas continued, “We wish him the best in his future endeavors and are focused on ensuring a smooth transition when he departs next month.”

Liliana Rivera-Corcino, Corporate Controller, and Juan J. Rodriguez, Vice President of Finance of Triples-S’ managed care operations, will continue to play key leadership roles in the Company’s financial management team. Ms. Rivera-Corcino joined Triples-S in 1998 and is responsible for public reporting, consolidated financial statements, Sarbanes-Oxley compliance and other administrative functions. Before joining Triple-S Management Corporation, she served as the finance manager of two of our subsidiaries and as audit manager with a public accounting firm. Mr. Rodriguez joined Triple-S in 2004 and served as the Company’s Vice President of Internal Audit, and is currently responsible for the daily finance operations of our managed care business.

About Triple-S Management Corporation

Triple-S Management Corporation is an independent licensee of the Blue Cross Blue Shield Association. It is one of the leading players in the managed care industry in Puerto Rico. Triple-S Management Corporation also has the exclusive right to use the Blue Cross Blue Shield name and mark throughout Puerto Rico and the U.S. Virgin Islands. With more than 50 years of experience in the industry, Triple-S Management Corporation offers a broad portfolio of managed care and related products in the Commercial and Medicare Advantage markets under the Blue Cross Blue Shield brand through its subsidiary Triple-S Salud, Inc. and effective February 2011, also offer non-branded Medicare products through American Health Inc. In addition to its managed care business, Triple-S Management Corporation provides non-Blue Cross Blue Shield branded life and property and casualty insurance in Puerto Rico.

For more information about Triple-S Management, visit www.triplesmanagement.com or contact kwaller@allwayscommunicate.com.

Forward-Looking Statements

This document contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information about possible or assumed future sales, results of operations, developments, regulatory approvals or other circumstances. Sentences that include “believe”, “expect”, “plan”, “intend”, “estimate”, “anticipate”, “project”, “may”, “will”, “shall”, “should” and similar expressions, whether in the positive or negative, are intended to identify forward-looking statements.

All forward-looking statements in this news release reflect management’s current views about future events and are based on assumptions and subject to risks and uncertainties. Consequently, actual results may differ materially from those expressed here as a result of various factors, including all the risks discussed and identified in public filings with the U.S. Securities and Exchange Commission (“SEC”).

Readers are advised to carefully review and consider the various disclosures in the Company’s SEC reports.

###